EXHIBIT 10.02.5





                           SWANK, INC.
                         90 PARK AVENUE
                    NEW YORK, NEW YORK 10016



                                        December 27, 2001


Mr. John A. Tulin
1196 Elinore Road
Hewlett, New York  11557

Dear Mr. Tulin:

          Reference is made to the Agreement dated as of January 1, 1990 between Swank, Inc. (the "Corporation") and you concerning your employment by the Corporation, as amended by letter agreements dated as of January 1, 1992, September 1, 1993, January 1, 1997 and December 10, 1998 between the Corporation and you (as amended, the "Existing Employment Agreement"). This letter will serve to confirm our agreement to amend the Existing Employment Agreement as of the date hereof as follows:

          The term of the Existing Employment Agreement is hereby extended for an additional three (3) year period, commencing on January 1, 2002 and ending on December 31, 2004 (the "Extension Period"). During the Extension Period, the Corporation shall pay to you, and you agree to accept, a base salary at the rate of $400,000, payable in such installments as shall be mutually agreed upon by you and the Corporation, plus such additional compensation, if any, as the Board of Directors of the Corporation shall from time to time determine.

          Except as modified and amended by this letter, the Existing Employment Agreement shall remain and continue in full force and effect on and after the date hereof.

          This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

          This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law).
     If the foregoing correctly sets forth our understanding and agreement, kindly countersign this letter in the space provided below.

                                 Very truly yours,

                                 SWANK, INC.

ACCEPTED AND AGREED:
                                 By: /s/ Jerold R. Kassner
/s/ John A. Tulin                Name: Jerold  R. Kassner
John A. Tulin                    Title: Chief Financial Officer


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